Exhibit 99.1

Polar Power Reports Full Year and Fourth Quarter 2023 Financial Results

GARDENA, CA – April 1, 2024 – Polar Power, Inc. (“Polar Power” or the “Company”) (NASDAQ: POLA), a global provider of prime, backup, and solar hybrid DC power solutions, reports its financial results for the three months and full year ended December 31, 2023.

2023 Financial Highlights

●	Net sales in 2023 were $15.3 million compared to $16.1 million in 2022
●	Gross profit for 2023 was $0.7 million compared to $2.1 million in 2022
●	Operating expenses for 2023 were $6.7 million compared to $7.7 million in 2022
●	Net loss was $6.5 million in 2023, or $(0.49) per basic and diluted share, compared to a net loss of $5.6 million, or $(0.43) per basic and diluted share in 2022
●	Working capital of $11.8 million as of December 31, 2023 consisted of approximately $550,000 in cash and cash equivalents and $16.5 million in inventory; Working capital of $17.4 million as of December 31, 2022 consisted of approximately $211,000 in cash and cash equivalents and inventory of approximately $15.5 million
●	Total liquidity of $1.0 million consisting of cash and availability under the line of credit at December 31, 2023
●	Backlog at December 31, 2023 was $3.9 million

Recent Operating Highlights

●	Announced $5.1 million in new bookings in the first quarter of 2024; current backlog is $7.7 million (April 1, 2024)
●	Achieved progress in diversification objectives, with our top two customers decreasing in percentage of total sales from 89% to 68% and international sales representing over 20% of our total for the second consecutive year
●	Closed on public offering of 4,600,000 common shares for gross proceeds of $1,840,000 in December 2023

Arthur Sams, CEO of Polar Power, commented, “While volatility and push-outs in orders from some of our top customers resulted in weaker comparisons in 2023 compared to 2022, our fourth quarter revenue of $3.6 million represents sequential growth of nearly 90% over the third quarter of 2023. Having recently announced bookings of over $5 million for the first quarter of 2024, we are off to a good start in 2024 and have reason to believe that we’ll see orders continue to materialize from our tier-1 telco customers and from other international telecom providers. Our capital-efficient power generation technology platform is applicable in a wide variety of end-markets where there is a dire need for sources of reliable, fuel-efficient power, in both prime and backup applications, and we’re vigorously pursuing such opportunities.

“We are pleased with the progress made to diversify our customer base and penetrate new international markets. In 2023 we completed delivery on a significant number of units to a customer in Southeast Asia under a contract signed during 2022, and we’ve also seen repeat orders from the largest telecom provider in Puerto Rico, with deliveries there ongoing throughout 2024. On the military side, we also saw a healthy increase in sales in 2023 compared to the prior year.

“Planned investment in our sales and marketing organization to accelerate our sales growth, and a commitment to managing our operating expenses should enable both top- and bottom-line improvements throughout 2024,” concluded Sams.

About Polar Power, Inc.

Polar Power (NASDAQ: POLA), Polar Power is pioneering technological changes that radically change the production, consumption, and environmental impact of power generation and is a leading provider of DC advanced power and cooling systems, pioneering innovations across diverse industrial applications. Its product portfolio, known for innovation, durability, and efficiency, presently includes standard products for telecom, military, renewable energy, marine, automotive, residential, commercial, oil field and mining applications. Polar Power’s systems can be configured to operate on any energy source including photovoltaics, diesel, LPG (propane and butane), and renewable fuels.

Polar Power’s telecom power solutions offer significant cost savings with installation, permitting, site leases, and operation. Its military solutions provide compact, lightweight, fuel efficient, reliable power solutions for robotics, drone, communications, hybrid propulsion, and other applications. Its mobile rapid battery charging technology enables on-demand roadside charging for electric vehicles. Its combined heat and power (CHP) residential systems offer innovative vehicle charging and integrated home power systems via natural gas or propane feedstocks, optimizing performance and system costs. Polar Power’s micro / nano grid solutions provide lower cost energy in “bad-grid or no-grid” environments. Its commitment to technological advancement extends to hybrid propulsion systems for marine and specialty vehicles, ensuring efficiency, comfort, reliability, and cost savings.

For more information, please visit www.polarpower.com. or follow us on www.linkedin.com/company/polar-power-inc/.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. With the exception of historical information, the matters discussed in this press release including, without limitation, Polar Power’s belief that orders from its telecom customers will continue to materialize; Polar Power’s expectations that its planned investment in sales and marketing will accelerate sales growth, and managing operating expenses should enable both top- and bottom-line improvements throughout 2024 are forward-looking statements and considerations that involve a number of risks and uncertainties . The actual future results of Polar Power could differ from those statements. Factors that could cause or contribute to such differences include, but are not limited to, adverse domestic and foreign economic and market conditions, including demand for its Summit Series, 27 kW DC generator product line; trade tariffs on raw materials; changes in domestic and foreign governmental regulations and policies; the impact of inflation and changing prices on raw materials; supply chain constraints causing significant delays in sourcing raw materials; labor shortages as a result of the pandemic, low unemployment rates, or other factors limiting the availability of qualified workers; and other events, factors and risks. It undertakes no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond Polar Power’s control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in Polar Power’s reports filed with the Securities and Exchange Commission.

Media and Investor Relations:

CoreIR

Peter Seltzberg, SVP Investor Relations and Corporate Advisory

+1 212-655-0924

ir@polarpowerinc.com

www.CoreIR.com

Company Contact:

Polar Power, Inc.

249 E. Gardena Blvd.

Gardena, CA 90248

Tel: 310-830-9153

ir@polarpowerinc.com

www.polarpower.com

POLAR POWER, INC.

BALANCE SHEETS

(in thousands, except share and per share data)

	December 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$549	$211
Accounts receivable	1,676	2,230
Inventories	16,522	15,460
Prepaid expenses	455	2,629
Employee retention credit receivable	2,000	2,000
Income taxes receivable	787	787
Total current assets	21,989	23,317

Other assets:
Operating lease right-of-use assets, net	2,818	240
Property and equipment, net	344	538
Deposits	108	93

Total assets	$25,259	$24,188

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,762	$230
Customer deposits	1,618	2,126
Accrued liabilities and other current liabilities	1,151	1,231
Line of credit	4,238	1,884
Notes payable-related party	257	—
Notes payable, current portion	64	211
Current portion of operating lease liabilities	1,124	268
Total current liabilities	10,214	5,950

Notes payable, net of current portion	—	57
Operating lease liabilities, net of current portion	1,856	—

Total liabilities	12,070	6,007

Stockholders’ Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 50,000,000 shares authorized, 17,579,089 shares issued and 17,561,612 shares outstanding on December 31, 2023, and 12,967,027 shares issued and 12,949,550 shares outstanding on December 31, 2022	2	1
Additional paid-in capital	38,886	37,331
Accumulated deficit	(25,659)	(19,111)
Treasury Stock, at cost (17,477 shares)	(40)	(40)
Total stockholders’ equity	13,189	18,181

Total liabilities and stockholders’ equity	$25,259	$24,188

POLAR POWER, INC.

CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022

Net sales	$3,605	$6,366	$15,293	$16,056
Cost of Sales (includes inventory write-downs of $450 and $nil, respectively)	5,032	5,960	14,598	13,931
Gross profit (loss)	(1,427)	406	695	2,125

Operating Expenses
Sales and marketing	255	338	1,172	1,471
Research and development	239	315	1,222	1,460
General and administrative	1,051	1,078	4,291	4,727
Total operating expenses	1,545	1,731	6,685	7,658

Loss from operations	(2,972)	(1,325)	(5,990)	(5,533)

Other income (expenses)
Interest expense and finance costs	(184)	(19)	(559)	(58)
Other income (expenses), net	1	—	1	7
Total other income (expenses), net	(183)	(19)	(558)	(51)

Net Loss	$(3,155)	$(1,344)	$(6,548)	$(5,584)

Net loss per share, basic and diluted	$(0.24)	$(0.10)	$(0.49)	$(0.43)
Weighted average shares outstanding, basic and diluted	13,291,575	12,878,350	13,291,575	12,878,350

POLAR POWER, INC.

STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2023	2022

Cash flows from operating activities:
Net loss	$(6,548)	$(5,584)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	387	507
Stock-based compensation	—	515
Inventory write-down	450	—
Changes in operating assets and liabilities
Accounts receivable	554	2,013
Inventories	(1,512)	(6,443)
Prepaid expenses	2,174	1,377
Decrease in right-of-use asset	1,000	674
Deposits	(15)	—
Accounts payable	1,532	(98)
Customer deposits	(508)	1,229
Accrued expenses and other current liabilities	(80)	25
Operating lease liability	(864)	(722)
Net cash used in operating activities	(3,430)	(6,507)

Cash flows from investing activities:
Acquisition of property and equipment	(194)	(25)
Net cash used in investing activities	(194)	(25)

Cash flows from financing activities:
Net proceeds from sale of common stock	1,556	—
Proceeds from notes payable-related party	257	—
Repayment of notes payable	(205)	(242)
Proceeds from line of credit	2,354	1,884
Net cash provided by financing activities	3,962	1,642

Increase (decrease) in cash and cash equivalents	338	(4,890)
Cash and cash equivalents, beginning of period	211	5,101
Cash and cash equivalents, end of period	$549	$211

Noncash investing and financing activities:
Initial recognition of right-of-use asset and lease liabilities	$3,578	—